UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On January 14, 2013, Lear Corporation (the “Company”) and certain of its wholly-owned subsidiaries (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), relating to the issuance and sale by the Company of $500 million in aggregate principal amount of 4.75% senior notes due 2023 (the “Notes”). The Notes were offered and sold in a private transaction to qualified institutional buyers under Rule 144A and outside of the United States pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act. The Company completed the Notes offering on January 17, 2013.

The Company will use the net proceeds of the offering, together with its other sources of liquidity, for general corporate purposes, including, without limitation, the redemption of $70 million in aggregate principal amount of the Company’s existing 7.875% senior notes due 2018 and 8.125% senior notes due 2020 during 2013, investments in additional component capabilities and emerging markets and share repurchases under its existing common stock repurchase program.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Subsidiary Guarantors. It also provides for customary indemnification by each of the Company, the Subsidiary Guarantors and the Initial Purchasers against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking, advisory and related services for the Company. Affiliates of the Initial Purchasers are also lenders under the Company’s revolving credit facility and will be lenders under its proposed amended and restated revolving credit facility.

The Purchase Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The above description of the Purchase Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1.

Indenture

The Notes were issued as a new series of Notes under an Indenture, dated March 26, 2010 (the “Base Indenture”), between the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented through the date hereof, and as further supplemented by the Third Supplemental Indenture, dated January 17, 2013, between the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on January 15 and July 15 of each year, beginning on July 15, 2013. The Notes will mature on January 15, 2023.

The Company may redeem the Notes in whole or in part on or after January 15, 2018 at redemption prices of 102.375%, 101.583% or 100.792% of the principal amount thereof if the redemption occurs during the 12-month period beginning January 15, 2018, 2019 or 2020, respectively, and a redemption price of 100% of the principal amount thereof on or after January 15, 2021, in each case plus accrued and unpaid interest to the redemption date. Prior to January 15, 2018, the

Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium as of, and accrued and unpaid interest to, the redemption date. Prior to January 15, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes, in an amount not to exceed the amount of net cash proceeds of one or more equity offerings, at a price equal to 104.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after the redemption and any such redemption is made within 90 days after the closing of such equity offering.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors to: (i) create or permit liens, (ii) enter into sale and leaseback transactions and (iii) consolidate or merge or sell all or substantially all of the Company’s assets. The foregoing limitations are subject to exceptions as set forth in the Supplemental Indenture.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the Supplemental Indenture or the Notes, (iii) failure to pay certain other indebtedness within the applicable grace period or the acceleration of any such indebtedness by the holders thereof because of a default prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $200 million or its foreign currency equivalent, (iv) the failure of the guarantees by the Subsidiary Guarantors to be in full force and effect in all material respects and (v) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of any series may declare all of the Notes of such series to be due and payable.

The Base Indenture is filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 29, 2010. The Third Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and Exhibit 4.1.

Registration Rights Agreement

On January 17, 2013, in connection with the offering of the Notes, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to file with the Securities and Exchange Commission, and cause to become effective, a registration statement relating to an offer to exchange the Notes for a new issue of registered notes with substantially identical terms to the Notes (the “Exchange Offer”). If the Company or the Subsidiary Guarantors are unable to effect the Exchange Offer, they will use their reasonable best efforts to file, and cause to become effective, a shelf registration statement relating to resales of the Notes. If the Exchange Offer is not consummated on or before June 2, 2014, or, if required, the shelf registration statement is not declared effective, the annual interest rate on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum at the end of each 90-day period thereafter up to a maximum additional interest rate of 1.00% per annum.

The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.2.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

1.1	Purchase Agreement, dated January 14, 2013, among the Company, the Subsidiary Guarantors and the Initial Purchasers

4.1	Third Supplemental Indenture, dated January 17, 2013, among the Company, the Subsidiary Guarantors and the Trustee

4.2	Registration Rights Agreement, dated January 17, 2013, among the Company, the Subsidiary Guarantors and the Initial Purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: January 18, 2013	By:	/s/ Jeffrey H. Vanneste
		Name:	Jeffrey H. Vanneste
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Purchase Agreement, dated January 14, 2013, among the Company, the Subsidiary Guarantors and the Initial Purchasers

4.1	Third Supplemental Indenture, dated January 17, 2013, among the Company, the Subsidiary Guarantors and the Trustee

4.2	Registration Rights Agreement, dated January 17, 2013, among the Company, the Subsidiary Guarantors and the Initial Purchasers